Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

yvetteh@synopsys.com

Synopsys Posts Financial Results For Third Quarter Fiscal Year 2008

MOUNTAIN VIEW, Calif. – August 20, 2008 – Synopsys, Inc. (NASDAQ:SNPS), a world leader in software and IP for semiconductor design and manufacturing, today reported results for its third quarter ended July 31, 2008.

For the third quarter, Synopsys reported revenue of $344.1 million, a 13.2 percent increase compared to $304.1 million for the third quarter of fiscal 2007.

“Our technology and product pipeline are strong throughout our broad portfolio, and we are seeing good competitive momentum,” said Aart de Geus, chairman and CEO of Synopsys.  “Even at a time of increased customer caution around spending, Synopsys continues to perform well.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the third quarter of fiscal 2008 was $57.7 million, or $0.39 per share, compared to $24.9 million, or $0.17 per share for the third quarter of fiscal 2007.  GAAP earnings per share included a $17.3 million tax benefit associated with the settlement of an IRS tax issue for fiscal years 2000 and 2001.

Non-GAAP Results

On a non-GAAP basis, net income for the third quarter of fiscal 2008 was $64.5 million, or $0.44 per share, compared to non-GAAP net income of $47.7 million, or $0.32 per share, for the third quarter of fiscal 2007.

Non-GAAP net income consists of GAAP net income excluding employee share-based compensation expense calculated in accordance with FAS 123(R) and, to the extent incurred in a particular quarter or period, amortization of intangible assets (which could include in-process research and development charges), facilities realignment charges, and other significant items, including a tax benefit from a settlement with the IRS in the third quarter, and the related tax-effect of each, which, in the opinion of management, are infrequent or non-recurring.  See “GAAP Reconciliation” below.

Financial Targets

Synopsys also provided its operating model targets for the fourth quarter and full fiscal year 2008.  These targets constitute forward-looking information and are based on current expectations.  For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Fourth Quarter of Fiscal Year 2008 Targets:

•                  Revenue: $348 million - $356 million

•                  GAAP expenses: $295 million - $310 million

•                  Non-GAAP expenses: $273 million - $283 million

•                  Other income and expense: $0 - $3 million

•                  Tax rate applied in non-GAAP net income calculations: approximately 27 percent

•                  Fully diluted outstanding shares: 147 million - 152 million

•                  GAAP earnings per share: $0.23 - $0.29

•                  Non-GAAP earnings per share: $0.36 - $0.39

•                  Revenue from backlog: greater than 90 percent

Full Fiscal Year 2008 Targets:

•                  Revenue: $1.332 billion - $1.340 billion

•                  Tax rate applied in non-GAAP net income calculations: approximately 26 percent

•                  Fully diluted outstanding shares: 147 million - 150 million

•                  GAAP earnings per share: $1.20 - $1.26

•                  Non-GAAP earnings per share: $1.65 - $1.68

•                  Cash flow from operations: $300 million - $325 million

GAAP Reconciliation

Synopsys’ management evaluates and makes decisions about the Company’s business operations primarily based on the bookings, revenue, and direct, ongoing and recurring costs of those operations.  Management does not believe amortization of intangible assets (including in-process research and development charges), facilities realignment charges and other significant infrequent items, including a tax benefit from a settlement with the IRS, are ongoing and recurring operating costs of its core software, intellectual property and service business operations.  In addition, while employee share-based compensation expense calculated in accordance with FAS 123(R) constitutes an ongoing and recurring expense of the Company, such expense is excluded from non-GAAP results because it is not an expense that requires cash settlement by the Company and because such expense is not used by management to assess the core performance of the Company’s business operations.  Therefore, management excludes such costs, to the extent incurred in a particular quarter, from the following historical and targeted GAAP financial measures included in this earnings release: total cost of revenue, gross margin, total operating expenses, operating income, income before provision (benefit) for income taxes, provision (benefit) for income taxes, net income and net income per share.

For each such measure, excluding these costs provides management with more consistent, comparable information about the Company’s core performance.  For example, the Company does not undertake significant restructuring or realignments on a regular basis, and, as a result, excludes associated charges in order to enable better and more consistent evaluations of the Company’s operating expenses before and after such actions are taken.  Management also uses these measures to help it make budgeting decisions, for example, as between product support expenses (which affect cost of revenue and gross margin) and research and development, sales and marketing and general and administrative expenses (which affect operating expenses and operating margin).  Finally, the availability of such information helps management track performance to both internal and externally communicated financial targets and to its competitors’ operating results.

Management recognizes that the use of these non-GAAP measures has certain limitations, including the fact that management must exercise judgment in determining whether certain types of charges, such as those relating to workforce reductions executed in the ordinary course, should be excluded from non-GAAP results.  However, management believes that, although it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in a way management assesses, Synopsys’ current and future continuing operations.

Reconciliation of Third Quarter Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP net income and earnings per share for periods indicated below:

GAAP to Non-GAAP Reconciliation of Third Quarter Results

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
Income Statement Reconciliation	2008	2007	2008	2007
GAAP net income	$57,749	$24,855	$143,581	$89,477
Adjustments:
Amortization of intangible assets	10,810	12,186	34,841	37,393
Share-based compensation	17,321	16,110	50,806	46,674
In-process research and development	4,800	2,100	4,800	2,100
Litigation settlement	—	—	—	(12,500)
Facilities realignment charge	—	—	—	(645)
Tax benefit from IRS settlement	(17,253)	—	(17,253)	—
Tax effect	(8,923)	(7,552)	(26,595)	(17,634)
Non-GAAP net income	$64,504	$47,699	$190,180	$144,865

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2008	2007	2008	2007
GAAP earnings per share	$0.39	$0.17	$0.97	$0.60
Adjustments:
Amortization of intangible assets	0.07	0.08	0.24	0.25
Share-based compensation	0.12	0.11	0.34	0.32
In-process research and development	0.03	0.01	0.03	0.01
Litigation settlement	—	—	—	(0.08)
Facilities realignment charge	—	—	—	(0.01)
Tax benefit from IRS settlement	(0.12)	—	(0.12)	—
Tax effect	(0.05)	(0.05)	(0.17)	(0.12)
Non-GAAP earnings per share	$0.44	$0.32	$1.29	$0.97

Shares used in calculation	147,486	149,709	147,760	149,283

Reconciliation of Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below:

GAAP to Non-GAAP Reconciliation of Fourth Quarter Fiscal Year 2008 Targets

(in thousands, except per share amounts)

	Range for Three Months
	Ending October 31, 2008
	Low	High
Target GAAP expenses	$295,000	$310,000
Adjustment:
Estimated impact of amortization of intangible assets	(9,000)	(12,000)
Estimated impact of share-based compensation	(13,000)	(15,000)
Target non-GAAP expenses	$273,000	$283,000

	Range for Three Months
	Ending October 31, 2008
	Low	High
Target GAAP earnings per share	$0.23	$0.29
Adjustment:
Estimated impact of amortization of intangible assets	0.08	0.06
Estimated impact of share-based compensation	0.10	0.08
Net non-GAAP tax effect	(0.05)	(0.04)
Target non-GAAP earnings per share	$0.36	$0.39

Shares used in non-GAAP calculation (midpoint of target range)	149,500	149,500

GAAP to Non-GAAP Reconciliation of Full Fiscal Year 2008 Targets

	Range for Fiscal Year
	Ending October 31, 2008
	Low	High
Target GAAP earnings per share	$1.20	$1.26
Adjustment:
Estimated impact of amortization of intangible assets	0.32	0.30
Estimated impact of share-based compensation	0.44	0.43
In-process research and development	0.03	0.03
Tax benefit from IRS settlement	(0.12)	(0.12)
Net non-GAAP tax effect	(0.22)	(0.22)
Target non-GAAP earnings per share	$1.65	$1.68

Shares used in non-GAAP calculation (midpoint of target range)	148,500	148,500

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time.  A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/corporate/invest/invest.html.  A recording of the call will be available by calling +1-800-475-6701 (+1-320-365-3844 for international callers), access code 956118, beginning at 4:00 p.m. Pacific Time today.  A webcast replay will also be available on the website from approximately 5:30 p.m. Pacific Time today through the time Synopsys announces its results for the fourth quarter and full fiscal 2008 in December.  Synopsys will also post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call. In addition, Synopsys makes additional financial information available in a financial supplement posted at Synopsys’ corporate website at http://www.synopsys.com/corporate/invest/invest.html.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement represent Synopsys’ expectations and beliefs as of the date of this release only.  Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the fourth quarter earnings call in December 2008, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity.  Synopsys does not currently intend to report on its progress during the fourth quarter of fiscal 2008 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release.

Availability of Final Financial Statements

Synopsys will include final financial statements for the third quarter of fiscal 2008 in its quarterly report on Form 10-Q to be filed by September 11, 2008.

About Synopsys

Synopsys, Inc. (NASDAQ:SNPS) is a world leader in electronic design automation (EDA), supplying the global electronics market with the software, intellectual property (IP) and services used in semiconductor design and manufacturing.  Synopsys’ comprehensive, integrated portfolio of implementation, verification, IP, manufacturing and field-programmable gate array (FPGA) solutions helps address the key challenges designers and manufacturers face today, such as power and yield management, system-to-silicon verification and time-to-results. These technology-leading solutions help give Synopsys customers a competitive edge in bringing the best products to market quickly while reducing costs and schedule risk. Synopsys is headquartered in Mountain View, California, and has more than 60 offices located throughout North America, Europe, Japan, Asia and India. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Target Operating Results” and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.  Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•                  weakness or continued budgetary caution in the semiconductor or electronics industries;

•                  lower-than-expected research and development spending by semiconductor and electronic systems companies;

•                  competition in the market for Synopsys’ products and services;

•                  lower-than-anticipated new IC design starts;

•                  lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•                  failure of customers to pay license fees as scheduled;

•                  changes in the mix of time-based licenses and upfront licenses;

•                  lower-than-expected bookings;

•                  failure of Synopsys’ cost control efforts, including recent efforts to outsource certain internal functions, to result in the anticipated savings;

•                  failure to successfully develop additional intellectual property blocks for its IP business; and

•                  difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations.

In addition, Synopsys’ actual expenses and earnings per share on a GAAP and non-GAAP basis for the fiscal quarter ending October 31, 2008 and actual expenses, earnings per share and operating cash flow on a GAAP and non-GAAP basis for fiscal year 2008 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including, but not limited to, (i) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (ii) application of the actual consolidated GAAP and non-GAAP tax rates for such periods, or judgment by management, based upon the status of pending audits to increase or decrease an income tax asset or liability, (iii) integration and other acquisition-related expenses including amortization of additional intangible assets associated with future acquisitions, if any, (iv) changes in the anticipated amount of employee share-based compensation expense recognized on Synopsys’ financial statements, (v) actual change in the fair value of Synopsys’ non-qualified deferred compensation plan obligations, (vi) increases or decreases to estimated capital expenditures, (vii) changes driven by new accounting rules, regulations, interpretations or pronouncements, (viii) general economic conditions, and (ix), other risks as detailed in our SEC filings, including those described in the “Risk Factors” section in our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2008.  Furthermore, Synopsys’ actual tax rates applied to income for the fourth quarter and fiscal year 2008 could differ from the targets given in this press release as a result of a number of factors, including the actual geographic mix of revenue during the quarter.  Finally, Synopsys’ targets for outstanding shares in the fourth quarter and fiscal year 2008 could differ from the targets given in this press release as a result of higher than expected employee stock plan issuances or stock option exercises, acquisitions and the extent of Synopsys’ stock repurchase activity.

Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

###

Synopsys is a registered trademark of Synopsys, Inc.  Any other trademarks mentioned in this release are the property of their respective owners.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Operations (1)

(in thousands, except per share amounts)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2008	2007	2008	2007
Revenue:
Time-based license	$289,250	$251,389	$835,330	$746,091
Upfront license	20,558	18,981	45,293	47,108
Maintenance and service	34,320	33,728	103,523	104,037
Total revenue	344,128	304,098	984,146	897,236
Cost of revenue:
License	44,654	37,092	126,761	107,269
Maintenance and service	16,110	15,763	48,156	47,459
Amortization of intangible assets	6,262	5,536	17,111	17,455
Total cost of revenue	67,026	58,391	192,028	172,183
Gross margin	277,102	245,707	792,118	725,053
Operating expenses:
Research and development	104,394	94,365	292,183	282,205
Sales and marketing	86,816	95,417	247,073	264,237
General and administrative	26,512	24,177	76,524	76,405
In-process research and development	4,800	2,100	4,800	2,100
Amortization of intangible assets	4,548	6,650	17,730	19,938
Total operating expenses	227,070	222,709	638,310	644,885
Operating income	50,032	22,998	153,808	80,168
Other income, net	2,947	10,829	9,428	38,431
Income before income taxes	52,979	33,827	163,236	118,599
(Benefit) provision for income taxes	(4,770)	8,972	19,655	29,122
Net income	$57,749	$24,855	$143,581	$89,477

Net income per share:
Basic	$0.41	$0.17	$1.00	$0.62
Diluted	$0.39	$0.17	$0.97	$0.60

Shares used in computing per share amounts:
Basic	142,536	143,820	143,450	143,626
Diluted	147,486	149,709	147,760	149,283

(1)     Synopsys’ third quarter ended on August 2, 2008 and August 4, 2007, respectively.  For presentation purposes, the Unaudited Condensed Consolidated Statements of Operations refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousands, except par value amounts)

	July 31, 2008	October 31, 2007
ASSETS:
Current assets:
Cash and cash equivalents	$545,489	$579,327
Short-term investments	331,598	405,126
Total cash, cash equivalents and short-term investments	877,087	984,453
Accounts receivable, net	143,613	123,900
Deferred income taxes	121,424	123,165
Income taxes receivable	51,233	42,525
Prepaid expenses and other current assets	60,814	53,496
Total current assets	1,254,171	1,327,539
Property and equipment, net	130,511	131,866
Goodwill	896,574	767,087
Intangible assets, net	123,972	78,792
Long-term deferred income taxes	151,077	216,642
Other assets	102,552	95,411
Total assets	$2,658,857	$2,617,337

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$240,676	$246,209
Accrued income taxes	1,896	207,572
Deferred revenue	603,525	577,295
Total current liabilities	846,097	1,031,076
Deferred compensation and other liabilities	105,513	84,648
Accrued income taxes	123,236	—
Long-term deferred revenue	53,607	65,220
Total liabilities	1,128,453	1,180,944
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 142,844 and 146,365 shares outstanding, respectively	1,428	1,464
Capital in excess of par value	1,457,282	1,401,965
Retained earnings	395,378	263,977
Treasury stock, at cost: 14,423 and 10,867 shares, respectively	(323,885)	(234,918)
Accumulated other comprehensive income (loss)	201	3,905
Total stockholders’ equity	1,530,404	1,436,393
Total liabilities and stockholders’ equity	$2,658,857	$2,617,337

(1)     Synopsys’ third quarter ended on August 2, 2008, and its 2007 fiscal year ended on November 3, 2007.  For presentation purposes, the Unaudited Condensed Consolidated Balance Sheets refer to a calendar month end.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Nine Months Ended July 31,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$143,581	$89,477
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	73,535	77,844
Share-based compensation	50,807	46,674
Allowance for doubtful accounts	429	(330)
(Gain) loss on sale of investments	(1,347)	8
(Gain) on sale of land	—	(4,284)
Deferred income taxes	18,852	14,966
Net change in deferred gains and losses on cash flow hedges	5,169	1,661
In-process research and development	4,800	2,100
Net changes in operating assets and liabilities, net of acquired assets and liabilities:
Accounts receivable	(8,761)	(80,511)
Prepaid expenses and other current assets	(11,277)	(13,498)
Other assets	458	317
Accounts payable and accrued liabilities	(26,767)	(8,255)
Accrued income taxes	(33,974)	(3,313)
Deferred revenue	2,626	135,279
Deferred compensation and other liabilities	(2,928)	254
Net cash provided by operating activities	215,203	258,389

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sales and maturities of short-term investments	512,797	209,167
Purchases of short-term investments	(436,144)	(326,476)
Proceeds from sales of long-term investments	77	—
Purchases of long-term investments	(7,694)	(4,620)
Purchases of property and equipment	(26,500)	(36,429)
Proceeds from sale of land	—	26,298
Cash paid for acquisitions and intangible assets, net of cash acquired	(181,018)	(34,120)
Capitalization of software development costs	(2,114)	(2,106)
Net cash used in investing activities	(140,596)	(168,286)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on lease obligations	(1,453)	—
Issuances of common stock	56,600	151,653
Purchases of common stock	(170,052)	(140,789)
Net cash (used in) provided by financing activities	(114,905)	10,864
Effect of exchange rate changes on cash and cash equivalents	6,460	4,128
Net change in cash and cash equivalents	(33,838)	105,095
Cash and cash equivalents, beginning of period	579,327	330,759
Cash and cash equivalents, end of period	$545,489	$435,854

(1)     Synopsys’ third quarter ended on August 2, 2008 and August 4, 2007, respectively. For presentation purposes, the Unaudited Condensed Consolidated Statements of Cash Flows refer to a calendar month end.